EXHIBIT 1

                        JOINT FILING AGREEMENT

      The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.




                 Dated:  February 13, 2002





                                    ARTISAN INVESTMENT CORPORATION
                                       for itself and as general
                                       partner of
                                       ARTISAN PARTNERS LIMITED
                                       PARTNERSHIP




                                    By: /s/ Andrew A. Ziegler
                                        --------------------------------
                                             Andrew A. Ziegler
                                             President


                                     ANDREW A. ZIEGLER
                                     /s/ Andrew A. Ziegler
                                     -----------------------------------

                                     CARLENE MURPHY ZIEGLER

                                     /s/ Carlene Murphy Ziegler
                                     -----------------------------------

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